AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

SECOND QUARTER 2018

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments; insurance and reinsurance.

On January 23, 2018, AXIS Capital announced plans to realign its accident and health business by integrating this business and its operations into the Company's insurance and reinsurance operations. Through this realignment, the Company's accident and health business is expected to benefit from the greater scale and market presence of the Company's property and casualty insurance and reinsurance businesses and operations.

The realignment of the Company's accident and health business into the Company's insurance and reinsurance segments took place in the first quarter of 2018. Financial results relating to this business were previously included wholly in the results of the insurance segment of the Company. As a result of the realignment, effective January 1, 2018, accident and health results are included in the results of both the insurance and reinsurance segments of the Company. The results are inclusive of underwriting-related general and administrative expenses attributable to the Company’s accident and health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2017 and December 31, 2016 and consolidated statements of operations for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This presentation contains "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this presentation, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are “forward-looking statements”. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

i

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative,

•	changes in tax laws, and

•
the other factors including but not limited to those set forth under Item 1A, ‘Risk Factors’ and Item 7, ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ included in our Annual Report on Form 10-K for the year ended December 31, 2017 as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap & ransom and crisis management insurance.
Aviation: provides hull and liability as well as specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. Discontinued insurance lines include Financial Institutions, Professional Indemnity, International Liability, and International Direct Property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property-related but other exposures including workers compensation and personal accident are also covered. The principal perils in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is principally written on an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial policies lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is assumed on both a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on both a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is provided on both a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental death, travel, life and disability reinsurance products which are offered on both a quota share and catastrophic or per life excess of events loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued lines include Motor Reinsurance, General Liability Reinsurance, and International Facultative Property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended June 30,				Six months ended June 30,
		2018	2017	Change		2018	2017	Change

HIGHLIGHTS	Gross premiums written	$1,650,825	$1,362,327	21.2%		$4,313,620	$3,274,199	31.7%
	Gross premiums written - Insurance	62.2%	56.1%	6.1	pts	44.2%	45.5%	(1.3)	pts
	Gross premiums written - Reinsurance	37.8%	43.9%	(6.1)	pts	55.8%	54.5%	1.3	pts
	Net premiums written	$1,000,455	$956,017	4.6%		$2,986,326	$2,464,976	21.2%
	Net premiums earned	$1,185,548	$981,431	20.8%		$2,352,950	$1,920,133	22.5%
	Net premiums earned - Insurance	48.7%	50.3%	(1.6)	pts	49.2%	49.6%	(0.4)	pts
	Net premiums earned - Reinsurance	51.3%	49.7%	1.6	pts	50.8%	50.4%	0.4	pts
	Net income available to common shareholders	$92,858	$85,030	9.2%		$155,406	$90,045	72.6%
	Operating income [a]	106,316	110,493	(3.8%)		228,945	161,460	41.8%
	ROACE [b]	8.3%	6.7%	1.6	pts	6.9%	3.5%	3.4	pts
	Operating ROACE [c]	9.5%	8.6%	0.9	pts	10.1%	6.3%	3.8	pts
	Total shareholders’ equity	$5,253,005	$5,892,695	(10.9%)		$5,253,005	$5,892,695	(10.9%)

PER COMMON SHARE AND COMMON SHARE DATA	Diluted earnings per common share	$1.11	$1.01	9.9%		$1.85	$1.05	76.2%
	Operating income per common share - diluted [d]	$1.27	$1.31	(3.1%)		$2.73	$1.89	44.4%
	Weighted average common shares outstanding - diluted	83,984	84,511	(0.6%)		83,853	85,647	(2.1%)
	Book value per common share	$53.59	$61.51	(12.9%)		$53.59	$61.51	(12.9%)
	Diluted book value per common share (treasury stock method)	$52.47	$60.45	(13.2%)		$52.47	$60.45	(13.2%)
	Diluted tangible book value per common share (treasury stock method) [a]	$48.87	$59.44	(17.8%)		$48.87	$59.44	(17.8%)
FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	61.5%	63.8%	(2.3)	pts	59.9%	63.7%	(3.8)	pts
	Catastrophe and weather-related losses ratio	3.2%	5.1%	(1.9)	pts	3.1%	4.4%	(1.3)	pts
	Current accident year loss ratio	64.7%	68.9%	(4.2)	pts	63.0%	68.1%	(5.1)	pts
	Prior year reserve development	(5.1%)	(7.2%)	2.1	pts	(4.9%)	(5.0%)	0.1	pts
	Net loss and loss expense ratio	59.6%	61.7%	(2.1)	pts	58.1%	63.1%	(5.0)	pts
	Acquisition cost ratio	19.6%	20.8%	(1.2)	pts	19.6%	20.5%	(0.9)	pts
	General and administrative expense ratio	13.9%	15.1%	(1.2)	pts	14.3%	16.2%	(1.9)	pts
	Combined ratio	93.1%	97.6%	(4.5)	pts	92.0%	99.8%	(7.8)	pts
INVESTMENT DATA	Total assets	$25,018,486	$21,499,638	16.4%		$25,018,486	$21,499,638	16.4%
	Total cash and invested assets [e]	15,132,913	14,456,506	4.7%		15,132,913	14,456,506	4.7%
	Net investment income	109,960	106,063	3.7%		210,961	204,728	3.0%
	Net investment losses	$(45,093)	$(4,392)	nm		$(59,923)	$(29,443)	103.5%
	Book yield of fixed maturities	2.8%	2.6%	0.2	pts	2.8%	2.6%	0.2	pts

[a]
Operating income (loss), operating income (loss) per common share - diluted, diluted tangible book value per common share and operating return on average common equity ("OROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, diluted earnings per common share, diluted book value per common share and annualized return on average common equity ("ROACE"), respectively) are provided in this release, as is a discussion of the rationale for the presentation of these items.

[b]
ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) available (attributable) to common shareholders for the quarter-periods is annualized.

[c]
Operating ROACE is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income (loss) for the quarter-periods is annualized.

[d]	Operating income per common share - diluted, is calculated by dividing operating income(loss) for the period by diluted weighted average common shares and share equivalents.

[e]
Total cash and invested assets represents the total cash, available for sale investments, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Revenues
Net premiums earned	$1,185,548	$981,431	$2,352,950	$1,920,133
Net investment income	109,960	106,063	210,961	204,728
Net investment losses	(45,093)	(4,392)	(59,923)	(29,443)
Other insurance related income (losses)	3,730	2,560	10,335	(1,222)
Bargain purchase gain	—	15,044	—	15,044
Total revenues	1,254,145	1,100,706	2,514,323	2,109,240

Expenses
Net losses and loss expenses	706,641	605,332	1,367,986	1,212,273
Acquisition costs	231,952	204,361	461,212	394,153
General and administrative expenses	165,213	147,816	335,049	309,075
Foreign exchange losses (gains)	(44,099)	36,118	(6,239)	57,583
Interest expense and financing costs	17,098	12,751	33,861	25,543
Reorganization expenses	18,772	—	31,825	—
Amortization of value of business acquired	53,407	—	110,517	—
Amortization of intangible assets	4,029	—	6,811	—
Total expenses	1,153,013	1,006,378	2,341,022	1,998,627

Income before income taxes and interest in income (loss) of equity method investments	101,132	94,328	173,301	110,613
Income tax (expense) benefit	(996)	3,333	40	12,670
Interest in income (loss) of equity method investments	3,378	(1,975)	3,378	(7,741)
Net income	103,514	95,686	176,719	115,542
Preferred share dividends	10,656	10,656	21,313	25,497
Net income available to common shareholders	$92,858	$85,030	$155,406	$90,045

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
UNDERWRITING REVENUES
Gross premiums written	$1,650,825	$2,662,795	$1,096,501	$1,185,574	$1,362,327	$1,320,434
Premiums ceded	(650,370)	(676,924)	(367,077)	(352,831)	(406,310)	(313,084)
Net premiums written	1,000,455	1,985,871	729,424	832,743	956,017	1,007,350

Gross premiums earned	1,688,953	1,639,833	1,699,882	1,370,035	1,300,648	1,197,722
Ceded premiums earned	(503,405)	(472,431)	(488,387)	(352,904)	(319,217)	(250,732)
Net premiums earned	1,185,548	1,167,402	1,211,495	1,017,131	981,431	946,990
Other insurance related income (losses)	3,730	6,606	3,180	(3,197)	2,560	(892)
Total underwriting revenues	1,189,278	1,174,008	1,214,675	1,013,934	983,991	946,098

UNDERWRITING EXPENSES
Net losses and loss expenses	706,641	661,345	840,132	1,235,367	605,332	632,294
Acquisition costs	231,952	229,260	234,713	194,724	204,361	189,125
Underwriting-related general and administrative expenses [a]	134,959	139,666	113,700	96,696	117,286	114,819
Total underwriting expenses	1,073,552	1,030,271	1,188,545	1,526,787	926,979	936,238

UNDERWRITING INCOME (LOSS) [b]	115,726	143,737	26,130	(512,853)	57,012	9,860

OTHER (EXPENSES) REVENUES
Net investment income	109,960	100,999	100,908	95,169	106,063	91,730
Net investment gains (losses)	(45,093)	(14,830)	43,038	14,632	(4,392)	21,010
Bargain purchase gain	—	—	—	—	15,044	—
Corporate expenses [a]	(30,254)	(30,171)	(32,023)	(27,933)	(30,530)	(31,927)
Foreign exchange (losses) gains	44,099	(37,860)	(44,644)	(32,510)	(36,118)	56,602
Interest expense and financing costs	(17,098)	(16,763)	(16,434)	(12,835)	(12,751)	(12,914)
Transaction and reorganization expenses	(18,772)	(13,054)	(20,748)	(5,970)	—	—
Amortization of value of business acquired	(53,407)	(57,110)	(50,104)	—	—	—
Amortization of intangible assets	(4,029)	(2,782)	(2,543)	—	—	—
Total other (expenses) revenues	(14,594)	(71,571)	(22,550)	30,553	37,316	124,501

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	101,132	72,166	3,580	(482,300)	94,328	134,361
Income tax (expense) benefit	(996)	1,036	(31,005)	25,877	3,333	(4,901)
Interest in income (loss) of equity method investments	3,378	—	—	(661)	(1,975)	—

NET INCOME (LOSS)	103,514	73,202	(27,425)	(457,084)	95,686	129,460

Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(9,969)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$92,858	$62,546	$(38,081)	$(467,740)	$85,030	$119,491

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above and on page 4 (Consolidated Statements of Income - Year to Date).

AXIS Capital Holdings Limited
KEY RATIOS - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	61.5%	58.3%	62.8%	64.8%	63.8%	63.3%
Catastrophe and weather-related losses ratio	3.2%	3.0%	11.2%	61.4%	5.1%	11.7%
Current accident year loss ratio	64.7%	61.3%	74.0%	126.2%	68.9%	75.0%
Prior year reserve development	(5.1%)	(4.6%)	(4.7%)	(4.7%)	(7.2%)	(8.2%)
Net loss and loss expense ratio	59.6%	56.7%	69.3%	121.5%	61.7%	66.8%
Acquisition cost ratio	19.6%	19.6%	19.4%	19.1%	20.8%	20.0%
General and administrative expense ratio [a]	13.9%	14.5%	12.0%	12.3%	15.1%	15.4%
Combined ratio	93.1%	90.8%	100.7%	152.9%	97.6%	102.2%

Weighted average basic shares outstanding	83,539	83,322	83,160	83,305	84,141	91,926
Weighted average diluted shares outstanding	83,984	83,721	83,160	83,305	84,511	92,558
Basic earnings (loss) per common share	$1.11	$0.75	($0.46)	($5.61)	$1.01	$1.30
Diluted earnings (loss) per common share	$1.11	$0.75	($0.46)	($5.61)	$1.01	$1.29
ROACE (annualized)	8.3%	5.5%	(3.3%)	nm	6.7%	9.0%
Operating ROACE (annualized)	9.5%	10.8%	1.7%	nm	8.6%	3.6%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR TO DATE

	Six months ended June 30,			Year ended December 31,
	2018	2017	2016	2017	2016
UNDERWRITING REVENUES
Gross premiums written	$4,313,620	$3,274,199	$3,279,595	$5,556,273	$4,970,208
Premiums ceded	(1,327,294)	(809,223)	(586,439)	(1,529,130)	(1,217,234)
Net premiums written	2,986,326	2,464,976	2,693,156	4,027,143	3,752,974

Gross premiums earned	3,328,786	2,546,318	2,333,944	5,616,234	4,762,394
Ceded premiums earned	(975,836)	(626,185)	(484,613)	(1,467,474)	(1,056,769)
Net premiums earned	2,352,950	1,920,133	1,849,331	4,148,760	3,705,625
Other insurance related income (losses)	10,335	(1,222)	(1,094)	(1,240)	7,222
Total underwriting revenues	2,363,285	1,918,911	1,848,237	4,147,520	3,712,847

UNDERWRITING EXPENSES
Net losses and loss expenses	1,367,986	1,212,273	1,131,256	3,287,772	2,204,197
Acquisition costs	461,212	394,153	369,761	823,591	746,876
Underwriting-related general and administrative expenses	274,624	239,086	238,409	449,483	482,701
Total underwriting expenses	2,103,822	1,845,512	1,739,426	4,560,846	3,433,774

UNDERWRITING INCOME (LOSS)	259,463	73,399	108,811	(413,326)	279,073

OTHER (EXPENSES) REVENUES
Net investment income	210,961	204,728	140,896	400,805	353,335
Net investment gains (losses)	(59,923)	(29,443)	(45,500)	28,226	(60,525)
Bargain purchase gain	—	15,044	—	15,044	—
Corporate expenses	(60,425)	(69,989)	(58,239)	(129,945)	(120,016)
Foreign exchange (losses) gains	6,239	(57,583)	55,986	(134,737)	121,295
Interest expense and financing costs	(33,861)	(25,543)	(25,747)	(54,811)	(51,360)
Transaction and reorganization expenses	(31,825)	—	—	(26,718)	—
Amortization of value of business acquired	(110,517)	—	—	(50,104)	—
Amortization of intangible assets	(6,811)	—	—	(2,543)	—
Total other (expenses) revenues	(86,162)	37,214	67,396	45,217	242,729

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	173,301	110,613	176,207	(368,109)	521,802
Income tax (expense) benefit	40	12,670	1,639	7,542	(6,340)
Interest in income (loss) of equity method investments	3,378	(7,741)	—	(8,402)	(2,094)

NET INCOME (LOSS)	176,719	115,542	177,846	(368,969)	513,368

Preferred share dividends	(21,313)	(25,497)	(19,938)	(46,810)	(46,597)
Loss on repurchase of preferred shares	—	—	—	—	(1,309)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$155,406	$90,045	$157,908	$(415,779)	$465,462

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

AXIS Capital Holdings Limited
KEY RATIOS - YEAR TO DATE

	Six months ended June 30,			Year ended December 31,
	2018	2017	2016	2017	2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	59.9%	63.7%	62.5%	63.7%	61.8%
Catastrophe and weather-related losses ratio	3.1%	4.4%	6.7%	20.4%	5.6%
Current accident year loss ratio	63.0%	68.1%	69.2%	84.1%	67.4%
Prior year reserve development	(4.9%)	(5.0%)	(8.0%)	(4.9%)	(7.9%)
Net loss and loss expense ratio	58.1%	63.1%	61.2%	79.2%	59.5%
Acquisition cost ratio	19.6%	20.5%	20.0%	19.9%	20.2%
General and administrative expense ratio [a]	14.3%	16.2%	16.0%	14.0%	16.2%
Combined ratio	92.0%	99.8%	97.2%	113.1%	95.9%

Weighted average basic shares outstanding	83,431	85,076	92,980	84,108	90,772
Weighted average diluted shares outstanding	83,853	85,647	93,705	84,108	91,547
Basic earnings per common share	$1.86	$1.06	$1.70	($4.94)	$5.13
Diluted earnings per common share	$1.85	$1.05	$1.69	($4.94)	$5.08
ROACE [b]	6.9%	3.5%	6.0%	(8.6%)	9.0%
Operating ROACE [b]	10.1%	6.3%	5.6%	(5.4%)	7.9%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]	Annualized for the six-month periods.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended June 30, 2018			Six months ended June 30, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$1,026,644	$624,181	$1,650,825	$1,907,492	$2,406,128	$4,313,620
Net premiums written	598,179	402,276	1,000,455	1,146,071	1,840,255	2,986,326

Gross premiums earned	924,704	764,249	1,688,953	1,829,124	1,499,662	3,328,786
Ceded premiums earned	(347,433)	(155,972)	(503,405)	(671,794)	(304,042)	(975,836)
Net premiums earned	577,271	608,277	1,185,548	1,157,330	1,195,620	2,352,950
Other insurance related income	1,214	2,516	3,730	1,833	8,502	10,335
Total underwriting revenues	578,485	610,793	1,189,278	1,159,163	1,204,122	2,363,285

UNDERWRITING EXPENSES
Net losses and loss expenses	328,773	377,868	706,641	650,312	717,674	1,367,986
Acquisition costs	90,864	141,088	231,952	178,193	283,019	461,212
Underwriting-related general and administrative expenses	102,369	32,590	134,959	204,738	69,886	274,624
Total underwriting expenses	522,006	551,546	1,073,552	1,033,243	1,070,579	2,103,822

UNDERWRITING INCOME	$56,479	$59,247	$115,726	$125,920	$133,543	$259,463

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	57.2%	65.5%	61.5%	55.8%	63.8%	59.9%
Catastrophe and weather-related losses ratio	4.0%	2.5%	3.2%	4.5%	1.9%	3.1%
Current accident year loss ratio	61.2%	68.0%	64.7%	60.3%	65.7%	63.0%
Prior period reserve development	(4.2%)	(5.9%)	(5.1%)	(4.1%)	(5.7%)	(4.9%)
Net loss and loss expense ratio	57.0%	62.1%	59.6%	56.2%	60.0%	58.1%
Acquisition cost ratio	15.7%	23.2%	19.6%	15.4%	23.7%	19.6%
Underwriting-related general and administrative expense ratio	17.7%	5.4%	11.3%	17.7%	5.8%	11.7%
Corporate expense ratio			2.6%			2.6%
Combined ratio	90.4%	90.7%	93.1%	89.3%	89.5%	92.0%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Six months ended June 30,
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016	2018	2017

INSURANCE SEGMENT
Property	$344,737	$295,206	$240,246	$154,882	$198,681	$211,183	$639,943	$343,245
Marine	95,690	126,743	59,387	42,483	73,921	84,089	222,432	139,522
Terrorism	15,812	16,900	13,044	12,147	10,509	11,650	32,712	22,323
Aviation	21,048	21,013	24,472	23,814	21,037	8,326	42,061	35,620
Credit and Political Risk	30,736	44,731	40,212	19,793	15,139	19,960	75,466	31,311
Professional Lines	297,243	207,965	309,905	213,009	244,119	240,040	505,208	399,588
Liability	150,167	105,661	114,631	131,975	136,725	118,464	255,828	227,328
Accident and Health	69,860	60,674	37,594	53,040	64,071	51,384	130,537	110,525
Discontinued Lines	1,351	1,955	14,820	—	—	—	3,305	—
TOTAL INSURANCE SEGMENT	1,026,644	880,848	854,311	651,144	764,202	745,097	1,907,492	1,309,464

REINSURANCE SEGMENT
Catastrophe	148,304	281,883	25,703	89,510	135,560	123,507	430,188	321,494
Property	60,293	200,707	11,344	90,001	56,723	45,424	261,000	251,264
Professional Lines	116,273	106,178	34,500	20,175	120,584	126,840	222,452	197,596
Credit and Surety	52,685	196,316	22,069	38,216	25,143	20,816	249,000	145,067
Motor	43,279	412,077	18,022	40,385	42,093	3,638	455,355	333,516
Liability	91,343	159,009	51,702	139,083	118,095	124,003	250,352	229,916
Agriculture	53,953	145,397	17,763	11,152	58,094	87,372	199,350	207,285
Engineering	6,604	26,506	19,134	10,120	7,347	8,342	33,110	47,880
Marine and Other	13,631	26,647	3,209	2,566	2,665	(3,525)	40,279	50,151
Accident and Health	37,808	227,689	39,131	93,221	31,821	38,920	265,496	180,567
Discontinued Lines	8	(462)	(387)	—	—	—	(454)	—
TOTAL REINSURANCE SEGMENT	624,181	1,781,947	242,190	534,429	598,125	575,337	2,406,128	1,964,735

CONSOLIDATED TOTAL	$1,650,825	$2,662,795	$1,096,501	$1,185,574	$1,362,327	$1,320,434	$4,313,620	$3,274,199

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
UNDERWRITING REVENUES
Gross premiums written	$1,026,644	$880,848	$854,311	$651,144	$764,202	$745,097
Net premiums written	598,179	547,893	515,826	407,054	496,109	487,844

Gross premiums earned	924,704	904,421	929,346	648,148	639,612	593,843
Ceded premiums earned	(347,433)	(324,362)	(343,186)	(227,373)	(222,072)	(216,803)
Net premiums earned	577,271	580,059	586,159	420,775	417,541	377,040
Other insurance related income (losses)	1,214	620	2,091	302	508	(234)
Total underwriting revenues	578,485	580,679	588,250	421,077	418,049	376,806

UNDERWRITING EXPENSES
Net losses and loss expenses	328,773	321,538	372,190	576,688	275,464	264,600
Acquisition costs	90,864	87,329	92,293	61,541	62,391	51,278
General and administrative expenses	102,369	102,370	85,979	71,008	83,126	78,121
Total underwriting expenses	522,006	511,237	550,462	709,238	420,980	393,998

UNDERWRITING INCOME (LOSS)	$56,479	$69,442	$37,788	$(288,160)	$(2,931)	$(17,192)

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	57.2%	54.5%	62.0%	63.5%	60.8%	63.6%
Catastrophe and weather-related losses ratio	4.0%	4.9%	5.7%	75.4%	9.9%	11.1%
Current accident year loss ratio	61.2%	59.4%	67.7%	138.9%	70.7%	74.7%
Prior period reserve development	(4.2%)	(4.0%)	(4.2%)	(1.8%)	(4.7%)	(4.5%)
Net loss and loss expense ratio	57.0%	55.4%	63.5%	137.1%	66.0%	70.2%
Acquisition cost ratio	15.7%	15.1%	15.7%	14.6%	14.9%	13.6%
General and administrative expense ratio	17.7%	17.6%	14.7%	16.9%	19.9%	20.7%
Combined ratio	90.4%	88.1%	93.9%	168.6%	100.8%	104.5%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
UNDERWRITING REVENUES
Gross premiums written	$624,181	$1,781,947	$242,190	$534,429	$598,125	$575,337
Net premiums written	402,276	1,437,978	213,598	425,689	459,908	519,505

Gross premiums earned	764,249	735,412	770,537	721,886	661,035	603,878
Ceded premiums earned	(155,972)	(148,069)	(145,201)	(125,530)	(97,145)	(33,928)
Net premiums earned	608,277	587,343	625,336	596,356	563,890	569,950
Other insurance related income (losses)	2,516	5,986	1,089	(3,500)	2,052	(658)
Total underwriting revenues	610,793	593,329	626,425	592,857	565,942	569,292

UNDERWRITING EXPENSES
Net losses and loss expenses	377,868	339,807	467,941	658,679	329,867	367,694
Acquisition costs	141,088	141,931	142,420	133,183	141,971	137,847
General and administrative expenses	32,590	37,296	27,722	25,689	34,160	36,699
Total underwriting expenses	551,546	519,034	638,083	817,550	505,998	542,239

UNDERWRITING INCOME (LOSS)	$59,247	$74,295	$(11,658)	$(224,694)	$59,944	$27,053

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	65.5%	62.1%	63.6%	65.8%	66.0%	62.9%
Catastrophe and weather-related losses ratio	2.5%	1.1%	16.3%	51.3%	1.6%	12.2%
Current accident year loss ratio	68.0%	63.2%	79.9%	117.1%	67.6%	75.1%
Prior period reserve development	(5.9%)	(5.3%)	(5.1%)	(6.6%)	(9.1%)	(10.6%)
Net loss and loss expense ratio	62.1%	57.9%	74.8%	110.5%	58.5%	64.5%
Acquisition cost ratio	23.2%	24.2%	22.8%	22.3%	25.2%	24.2%
General and administrative expense ratio	5.4%	6.3%	4.4%	4.3%	6.1%	6.4%
Combined ratio	90.7%	88.4%	102.0%	137.1%	89.7%	95.1%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended June 30,		Six months ended June 30,
TOTAL MANAGED PREMIUMS [a]	2018	2017	2018	2017
Total Managed Premiums	$624,181	$598,125	$2,406,128	$1,964,735
Premiums ceded to Harrington Re	58,370	62,241	113,762	122,675
Premiums ceded to Other Strategic Capital Partners	163,535	75,976	452,111	230,029
Net premiums written	$402,276	$459,908	$1,840,255	$1,612,031

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$11,355	$11,604	$24,443	$22,745

[a]
Total managed premiums represents gross premiums written by the AXIS Reinsurance segment of $624,181 and $598,125 for the three months ended June 30, 2018 and 2017, respectively, and $2,406,128 and $1,964,735 for the six months ended June 30, 2018 and 2017, respectively including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners included $1,650 and $6,519 included in other insurance related income for the three and six months ended June 30, 2018, respectively and $4,855 and $9,225 for the three and six months ended June 30, 2017. It also included $9,705 and $17,924 as an offset to general and administrative expenses for the three and six months ended June 30, 2018, respectively and $6,749 and $13,520 for the three and six months ended June 30, 2017.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

							Six months ended June 30,
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016	2018	2017

Fixed maturities	$88,320	$83,958	$82,060	$74,978	$78,218	$77,621	$172,279	$155,625
Other investments	14,541	13,704	16,885	17,373	23,639	14,401	28,246	42,601
Equity securities	3,158	1,758	3,871	3,223	4,347	3,065	4,916	7,825
Mortgage loans	3,357	3,125	2,810	2,895	2,597	1,807	6,483	5,074
Cash and cash equivalents	5,627	4,153	417	3,111	3,433	1,868	9,779	6,529
Short-term investments	1,645	875	921	698	660	165	2,520	1,098

Gross investment income	116,648	107,573	106,964	102,278	112,894	98,927	224,223	218,752
Investment expenses	(6,688)	(6,574)	(6,056)	(7,109)	(6,831)	(7,197)	(13,262)	(14,024)

Net investment income	$109,960	$100,999	$100,908	$95,169	$106,063	$91,730	$210,961	$204,728

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2016
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,739,305	$11,801,396	$12,622,006	$11,086,386	$11,424,295	$11,563,216
Equity securities, at fair value	417,212	435,742	635,511	659,751	738,489	626,371
Mortgage loans, held for investment, at amortized cost and fair value	344,721	364,769	325,062	360,381	349,916	327,315
Other investments, at fair value	916,191	1,009,587	1,009,373	830,253	813,617	865,406
Equity method investments	110,488	108,597	108,597	108,597	109,258	113,729
Short-term investments, at amortized cost and fair value	168,944	56,246	83,661	15,282	10,146	41,086
Total investments	13,696,861	13,776,337	14,784,210	13,060,650	13,445,721	13,537,123
Cash and cash equivalents	1,526,693	1,644,580	1,363,786	1,631,127	1,015,270	993,472
Accrued interest receivable	79,109	73,928	81,223	68,023	72,626	71,770
Insurance and reinsurance premium balances receivable	3,810,316	3,892,957	3,012,419	2,968,096	3,050,222	2,885,606
Reinsurance recoverable on unpaid and paid losses	3,289,236	3,129,303	3,338,840	2,360,821	2,184,934	2,270,776
Deferred acquisition costs	708,679	721,820	474,061	562,774	591,397	624,638
Prepaid reinsurance premiums	1,157,228	1,015,163	809,274	734,129	733,836	498,299
Receivable for investments sold	16,430	19,433	11,621	9,357	18,754	3,569
Goodwill	102,003	102,004	102,003	48,969	47,148	47,148
Intangible assets	250,541	253,808	257,987	38,237	39,072	38,806
Value of business acquired	97,529	150,936	206,838	—	—	—
Other assets	283,861	307,040	317,915	335,967	300,658	278,233
TOTAL ASSETS	$25,018,486	$25,087,309	$24,760,177	$21,818,150	$21,499,638	$21,249,440

LIABILITIES
Reserve for losses and loss expenses	$11,952,734	$12,034,643	$12,997,553	$10,787,575	$9,878,662	$9,782,304
Unearned premiums	4,594,150	4,659,858	3,641,399	3,521,063	3,704,003	3,708,603
Insurance and reinsurance balances payable	1,282,585	1,251,629	899,064	670,292	677,204	416,017
Senior notes and notes payable	1,377,206	1,376,835	1,376,529	993,797	993,511	992,361
Payable for investments purchased	186,180	144,315	100,589	122,065	95,865	144,040
Other liabilities	372,626	355,634	403,779	268,659	257,698	241,932
TOTAL LIABILITIES	19,765,481	19,822,914	19,418,913	16,363,451	15,606,943	15,285,257

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	625,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,295,633	2,289,497	2,299,166	2,291,516	2,283,523	2,302,557
Accumulated other comprehensive income (loss)	(163,168)	(85,216)	92,382	141,613	84,306	63,089
Retained earnings	6,135,625	6,076,294	5,979,666	6,051,659	6,551,801	6,285,803
Treasury shares, at cost	(3,792,291)	(3,793,386)	(3,807,156)	(3,807,295)	(3,804,141)	(3,314,472)
TOTAL SHAREHOLDERS' EQUITY	5,253,005	5,264,395	5,341,264	5,454,699	5,892,695	5,964,183

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,018,486	$25,087,309	$24,760,177	$21,818,150	$21,499,638	$21,249,440

Basic common shares outstanding	83,556	83,518	83,161	83,157	83,203	90,654
Diluted common shares outstanding	85,346	85,392	84,745	84,575	84,655	92,667
Book value per common share	$53.59	$53.75	$54.91	$56.28	$61.51	$58.90
Diluted book value per common share	$52.47	$52.57	$53.88	$55.33	$60.45	$57.62
Diluted tangible book value per common share	$48.87	$48.94	$50.18	$54.30	$59.44	$56.69
Debt to total capital [a]	20.8%	20.7%	20.5%	15.4%	14.4%	14.3%
Debt and preferred equity to total capital	32.5%	32.4%	32.0%	27.4%	25.7%	23.2%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At June 30, 2018

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,692,025	$556	$(23,160)	$1,669,421	11.0%
Non-U.S. government	596,802	4,475	(16,114)	585,163	3.9%
Corporate debt	4,945,251	18,686	(92,965)	4,870,972	32.2%
Agency RMBS	1,738,740	3,903	(42,915)	1,699,728	11.2%
CMBS	1,142,204	1,086	(21,323)	1,121,967	7.4%
Non-Agency RMBS	38,572	1,574	(842)	39,304	0.3%
ABS	1,617,950	2,509	(6,425)	1,614,034	10.7%
Municipals	140,345	706	(2,335)	138,716	0.9%
Total fixed maturities	11,911,889	33,495	(206,079)	11,739,305	77.6%

Equity securities
Common stocks	13,302	1,239	(1,114)	13,427	0.1%
Exchange traded funds	211,940	53,318	(1,413)	263,845	1.7%
Bond mutual funds	141,173	3	(1,236)	139,940	1.0%
Total equity securities	366,415	54,560	(3,763)	417,212	2.8%

Total fixed maturities and equity securities	$12,278,304	$88,055	$(209,842)	12,156,517	80.4%

Mortgage loans, held for investment				344,721	2.3%

Other investments (see below)				916,191	6.1%

Equity method investments				110,488	0.7%

Short-term investments				168,944	1.0%

Total investments				13,696,861	90.5%

Cash and cash equivalents [a]				1,526,693	10.1%

Accrued interest receivable				79,109	0.5%

Net receivable/(payable) for investments sold (purchased)				(169,750)	(1.1%)

Total cash and invested assets				$15,132,913	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$26,693	2.9%
Multi-strategy funds				276,914	30.2%
Event-driven funds				40,107	4.4%
Direct lending funds				259,976	28.4%
Real estate funds				56,855	6.2%
Private equity funds				65,513	7.2%
Other privately held investments				47,613	5.2%
Collateralized loan obligations - equity tranches				26,153	2.8%
Overseas deposits				$116,367	12.7%
Total				$916,191	100.0%

[a]	Includes $437 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	11.0%	11.6%	10.7%	10.7%	11.3%	10.5%
Non-U.S. government	3.9%	4.3%	5.0%	3.9%	3.7%	4.4%
Corporate debt	32.2%	30.2%	32.8%	30.7%	32.8%	30.4%
MBS:
Agency RMBS	11.2%	12.5%	14.8%	15.7%	15.9%	16.5%
CMBS	7.4%	6.7%	4.8%	4.6%	4.5%	7.5%
Non-agency RMBS	0.3%	0.3%	0.3%	0.3%	0.3%	0.6%
ABS	10.7%	10.2%	8.9%	8.8%	9.5%	9.0%
Municipals	0.9%	1.0%	0.9%	1.0%	1.0%	1.1%

Total Fixed Maturities	77.6%	76.8%	78.2%	75.7%	79.0%	80.0%
Equity securities	2.8%	2.8%	3.9%	4.5%	5.1%	4.3%
Mortgage loans	2.3%	2.4%	2.0%	2.5%	2.4%	2.3%
Other investments	6.1%	6.6%	6.3%	5.7%	5.6%	6.0%
Equity method investments	0.7%	0.7%	0.7%	0.7%	0.8%	0.8%
Short-term investments	1.0%	0.3%	0.5%	0.1%	0.1%	0.2%

Total Investments	90.5%	89.6%	91.6%	89.2%	93.0%	93.6%
Cash and cash equivalents	10.1%	10.7%	8.4%	11.1%	7.0%	6.9%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(1.1%)	(0.8%)	(0.5%)	(0.8%)	(0.5%)	(1.0%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	14.2%	15.2%	13.6%	14.0%	14.3%	13.1%
AAA	39.7%	40.2%	39.5%	39.5%	38.1%	37.9%
AA	7.2%	7.5%	8.3%	7.9%	8.1%	10.5%
A	16.4%	14.9%	16.6%	15.0%	15.8%	16.0%
BBB	13.9%	13.9%	13.9%	14.5%	14.7%	13.2%
Below BBB	8.6%	8.3%	8.1%	9.1%	9.0%	9.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	4.0%	4.3%	3.9%	3.9%	3.5%	2.8%
From one to five years	41.1%	39.2%	38.9%	34.7%	36.2%	32.6%
From five to ten years	15.1%	16.2%	18.6%	20.5%	20.0%	19.8%
Above ten years	1.7%	1.7%	1.7%	2.0%	2.0%	2.9%
Asset-backed and mortgage-backed securities	38.1%	38.6%	36.9%	38.9%	38.3%	41.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.8%	2.7%	2.5%	2.6%	2.6%	2.6%
Yield to maturity of fixed maturities	3.4%	3.2%	2.7%	2.6%	2.6%	2.3%
Average duration of fixed maturities (inclusive of duration hedges)	3.0 yrs	3.1 yrs	3.2 yrs	3.2 yrs	3.1 yrs	3.1 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At June 30, 2018

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$23,918		$12,209	$62,641	$—	$74,850	$—	$—	$—	$98,768	$1,303		$100,071
France	6,915		16,482	40,193	7,918	64,593	—	—	—	71,508	4,479		75,987
Germany	—		4,985	22,546	36,966	64,497	—	—	—	64,497	3,172		67,669
Ireland	—		27,525	25,737	—	53,262	—	—	—	53,262	634		53,896
Belgium	23,873		2,978	14,333	—	17,311	—	—	—	41,184	1,045		42,229
Luxembourg	—		—	40,898	—	40,898	—	—	1,043	41,941	—		41,941
Spain	2,914		7,956	4,324	—	12,280	—	—	—	15,194	705		15,899
Supranational [a]	7,757		—	—	—	—	—	—	—	7,757	—		7,757
Austria	2,351		798	1,180	—	1,978	—	—	—	4,329	46		4,375
Portugal	1,677		—	1,442	—	1,442	—	—	—	3,119	—		3,119
Finland	—		—	1,031	—	1,031	—	—	—	1,031	112		1,143
Italy	—		—	369	—	369	—	—	—	369	737		1,106
Other [b]	—		—	—	—	—	—	—	—	—	34,757		34,757
Total eurozone	69,405		72,933	214,694	44,884	332,511	—	—	1,043	402,959	46,990		449,949
Other concentrations:
United Kingdom	206,267		88,299	122,092	11,105	221,496	—	11,174	3,058	441,995	53,739		495,734
Canada	111,999		108,565	110,195	89,473	308,233	—	—	16,188	436,420	—		436,420
Japan	—		109,480	3,267	5,821	118,568	—	—	7,134	125,702	13,509		139,211
Australia	—		67,217	15,274	—	82,491	—	—	—	82,491	—		82,491
Mexico	37,503		—	492	—	492	—	—	—	37,995	—		37,995
Other	159,989		54,087	74,555	15,310	143,952	—	—	1,784	305,725	15,508	[c]	321,233
Total other concentrations	515,758		427,648	325,875	121,709	875,232	—	11,174	28,164	1,430,328	82,756		1,513,084

Total Non-U.S. concentrations	585,163		500,581	540,569	166,593	1,207,743	—	11,174	29,207	1,833,287	129,746		1,963,033

United States	1,644,683	[d]	1,481,661	2,177,587	3,981	3,663,229	1,699,728	1,150,097	1,584,827	9,742,564	287,466	[e]	10,030,030
United States agencies	24,738		—	—	—	—	—	—	—	24,738	—		24,738
United States local governments	138,716		—	—	—	—	—	—	—	138,716	—		138,716
Total U.S. concentrations	1,808,137		1,481,661	2,177,587	3,981	3,663,229	1,699,728	1,150,097	1,584,827	9,906,018	287,466		10,193,484

Totals	$2,393,300		$1,982,242	$2,718,156	$170,574	$4,870,972	$1,699,728	$1,161,271	$1,614,034	$11,739,305	$417,212		$12,156,517

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in exchange-traded funds ("ETFs"). The primary countries of risk of the underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds ("ETFs") designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500 and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At June 30, 2018

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$1,074,597	22.1%	7.1%
Non-U.S. banks	413,710	8.5%	2.7%
Corporate/commercial finance	210,201	4.3%	1.4%
Insurance	129,040	2.6%	0.9%
Investment brokerage	17,503	0.4%	0.1%
Total financial institutions	1,845,051	37.9%	12.2%
Consumer non-cyclicals	541,494	11.1%	3.6%
Consumer cyclical	321,008	6.6%	2.1%
Communications	252,991	5.2%	1.7%
Technology	229,639	4.7%	1.5%
Energy	204,735	4.2%	1.4%
Non-U.S. government guaranteed	168,519	3.5%	1.1%
Transportation	127,514	2.6%	0.8%
Utilities	116,414	2.4%	0.8%
Industrials	91,016	1.9%	0.6%
Total investment grade	3,898,381	80.1%	25.8%

Total non-investment grade	972,591	19.9%	6.4%

Total corporate debt	$4,870,972	100.0%	32.2%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At June 30, 2018

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	146,259	(2,071)	144,188	1.2%
MORGAN STANLEY	134,350	(3,154)	131,196	1.1%
GOLDMAN SACHS GROUP	131,949	(3,040)	128,909	1.1%
JP MORGAN CHASE & CO	132,869	(3,972)	128,897	1.1%
WELLS FARGO & COMPANY	126,955	(3,356)	123,599	1.1%
FORD MOTOR COMPANY	67,526	(1,397)	66,129	0.6%
GENERAL MOTORS COMPANY	58,710	(581)	58,129	0.5%
AT&T INC	55,639	(1,075)	54,564	0.5%
CITIGROUP INC	45,705	(1,320)	44,385	0.4%
ANHEUSER-BUSCH INBEV	44,390	(982)	43,408	0.4%

[a]
These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At June 30, 2018

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,699,728	$19,664	$244	$1,278	$6,185	$11,933	$1,739,032
Commercial MBS	220,843	839,377	50,812	10,189	746	—	1,121,967
ABS	—	1,497,898	61,464	26,618	6,817	21,237	1,614,034

Total mortgage-backed and asset-backed securities	$1,920,571	$2,356,939	$112,520	$38,085	$13,748	$33,170	$4,475,033

Percentage of total	42.9%	52.7%	2.5%	0.9%	0.3%	0.7%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$85,583	$58,621	$86,272	$38,654	$59,391	$32,499
Reinsurance	51,108	84,534	93,054	24,145	14,674	16,257
Total	$136,691	$143,155	$179,326	$62,799	$74,065	$48,756

Reinsurance recoverable on unpaid losses and loss expenses: Case Reserves :
Insurance	$772,718	$778,498	$930,132	$587,060	$563,510	$712,844
Reinsurance	239,986	175,363	151,062	99,303	45,525	31,324
Total	$1,012,704	$953,861	$1,081,194	$686,363	$609,035	$744,168

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,787,763	$1,757,091	$1,807,607	$1,406,025	$1,406,139	$1,480,265
Reinsurance	370,161	291,979	287,551	221,873	113,485	17,880
Total	$2,157,924	$2,049,070	$2,095,158	$1,627,898	$1,519,624	$1,498,145

Provision against reinsurance recoverable on paid and unpaid losses and loss expenses:
Insurance	$(17,210)	$(16,248)	$(16,420)	$(15,972)	$(17,629)	$(20,233)
Reinsurance	(873)	(535)	(418)	(267)	(161)	(60)
Total	$(18,083)	$(16,783)	$(16,838)	$(16,239)	$(17,790)	$(20,293)

Net reinsurance recoverables:
Insurance	$2,628,854	$2,577,962	$2,807,591	$2,015,767	$2,011,411	$2,205,375
Reinsurance	660,382	551,341	531,249	345,054	173,523	65,401
Total	$3,289,236	$3,129,303	$3,338,840	$2,360,821	$2,184,934	$2,270,776

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At June 30, 2018

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on gross recoverables	$1,947,150	$(197,500)	$1,749,650	61.0%	33.3%	$(9,680)	0.5%	$1,937,470
Other reinsurers balances > $20 million	887,929	(127,067)	760,862	26.5%	14.5%	(5,445)	0.6%	882,484
Other reinsurers balances < $20 million	472,240	(113,798)	358,442	12.5%	6.8%	(2,958)	0.6%	469,282
Total	$3,307,319	$(438,365)	$2,868,954	100.0%	54.6%	$(18,083)	0.5%	$3,289,236
At June 30, 2018, 91.6% (December 31, 2017: 88.8%) of gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Swiss Reinsurance America Corporation	13.9%	7.6%
Lloyds of London	13.0%	7.0%
Transatlantic Reinsurance Company	7.1%	3.9%
Harrington Re Ltd.	6.9%	3.7%
Partner Reinsurance Co of US	6.2%	3.4%
Hannover Ruck SE	4.4%	2.4%
Everest Reinsurance Company	4.0%	2.2%
Munich Reinsurance America, Inc	3.1%	1.7%
Berkley Insurance Company	2.5%	1.3%
Liberty Mutual Insurance Company	2.5%	1.3%
	63.6%	34.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended June 30, 2018			Six months ended June 30, 2018
	Reserve for unpaid losses and loss expenses	Reinsurance recoverable on unpaid losses	Net	Gross	Reinsurance recoverable on unpaid losses	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$12,034,643	$(2,986,247)	$9,048,396	$12,997,553	$(3,159,514)	$9,838,039
Incurred	1,001,755	(295,114)	706,641	2,005,581	(637,595)	1,367,986
Paid	(905,226)	209,063	(696,163)	(1,840,872)	420,503	(1,420,369)
Foreign exchange and other	(178,438)	(80,408)	(258,846)	(1,209,528)	223,900	(985,628)

End of period [a]	$11,952,734	$(3,152,706)	$8,800,028	$11,952,734	$(3,152,706)	$8,800,028

[a]
At June 30, 2018, gross reserve for losses and loss expenses included IBNR of $7,491 million, or 63%, of total gross reserves for loss and loss expenses. At December 31, 2017, the comparable amount was $7,860 million, or 60%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended June 30, 2018			Six months ended June 30, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$478,912	$426,314	$905,226	$967,402	$873,470	$1,840,872
Reinsurance recoverables on paid losses	(162,291)	(46,772)	(209,063)	(305,929)	(114,574)	(420,503)

Net losses paid	316,621	379,542	696,163	661,473	758,896	1,420,369

Change in:
Case reserves	43,986	47,664	91,650	72,224	187,069	259,293
IBNR	10,784	(5,905)	4,879	43,710	(138,294)	(94,584)
Reinsurance recoverable on unpaid loss and loss expense reserves	(42,618)	(43,433)	(86,051)	(127,095)	(89,997)	(217,092)

Total net incurred losses and loss expenses	$328,773	$377,868	$706,641	$650,312	$717,674	$1,367,986

Gross reserve for losses and loss expenses	$6,301,363	$5,651,371	$11,952,734	$6,301,363	$5,651,371	$11,952,734

Net favorable prior year reserve development	$24,294	$35,822	$60,116	$47,068	$67,355	$114,423

Key Ratios

Net paid to net incurred percentage	96.3%	100.4%	98.5%	101.7%	105.7%	103.8%

Net paid losses / Net premiums earned	54.8%	62.4%	58.7%	57.2%	63.5%	60.4%
Change in net loss and loss expense reserves / Net premiums earned	2.2%	(0.3%)	0.9%	(1.0%)	(3.5%)	(2.3%)
Net loss and loss expense ratio	57.0%	62.1%	59.6%	56.2%	60.0%	58.1%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016

Gross losses paid	$478,912	$488,490	$579,122	$407,751	$385,899	$348,028
Reinsurance recoverables on paid losses	(162,291)	(143,637)	(158,719)	(113,348)	(118,232)	(102,793)

Net losses paid	316,621	344,853	420,403	294,403	267,667	245,235

Change in:
Reported case reserves	43,986	28,239	220,300	32,639	(47,554)	80,645
IBNR	10,784	32,923	(170,581)	268,021	73,253	(22,023)
Reinsurance recoverable on unpaid loss and loss expense reserves	(42,618)	(84,477)	(97,931)	(18,375)	(17,901)	2,284

Total net incurred losses and loss expenses	$328,773	$321,538	$372,191	$576,688	$275,465	$306,141

Gross reserve for losses and loss expenses	$6,301,363	$6,295,947	$7,011,805	$5,369,358	$5,045,223	$5,384,944

Net favorable prior year reserve development	$24,294	$22,775	$24,879	$7,926	$19,787	$20,066

Key Ratios

Net paid to net incurred percentage	96.3%	107.3%	113.0%	51.1%	97.2%	80.1%

Net paid losses/Net premiums earned	54.8%	59.5%	71.7%	70.0%	64.1%	55.8%
Change in net loss and loss expense reserves / Net premiums earned	2.2%	(4.1%)	(8.2%)	67.1%	1.9%	13.9%
Net loss and loss expense ratio	57.0%	55.4%	63.5%	137.1%	66.0%	69.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016

Gross losses paid	$426,314	$447,156	$542,160	$333,573	$292,914	$286,391
Reinsurance recoverables on paid losses	(46,772)	(67,802)	(91,146)	(23,886)	(3,936)	(8,579)

Net losses paid	379,542	379,354	451,014	309,687	288,978	277,812

Change in:
Reported case reserves	47,664	139,405	94,597	159,834	79,737	11,968
IBNR	(5,905)	(132,388)	(90,690)	348,403	13,077	46,615
Reinsurance recoverable on unpaid loss and loss expense reserves	(43,433)	(46,564)	13,020	(159,245)	(51,925)	(10,242)

Total net incurred losses and loss expenses	$377,868	$339,807	$467,941	$658,679	$329,867	$326,153

Gross reserve for losses and loss expenses	$5,651,371	$5,738,696	$5,985,747	$5,418,217	$4,833,440	$4,397,360

Net favorable prior year reserve development	$35,822	$31,532	$31,680	$39,842	$51,146	$57,653

Key Ratios

Net paid to net incurred percentage	100.4%	111.6%	96.4%	47.0%	87.6%	85.2%

Net paid losses / Net premiums earned	62.4%	64.6%	72.1%	51.9%	51.2%	54.7%
Change in net loss and loss expense reserves / Net premiums earned	(0.3%)	(6.7%)	2.7%	58.6%	7.3%	9.5%
Net loss and loss expense ratio	62.1%	57.9%	74.8%	110.5%	58.5%	64.2%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT JULY 1, 2018

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$436	9.7%	$495	11.1%	$671	15.0%
Northeast	U.S. Hurricane	50	1.1%	156	3.5%	311	6.9%
Mid-Atlantic	U.S. Hurricane	121	2.7%	285	6.4%	484	10.8%
Gulf of Mexico	U.S. Hurricane	277	6.2%	347	7.7%	401	9.0%
California	Earthquake	280	6.3%	389	8.7%	480	10.7%
Europe	Windstorm	249	5.6%	327	7.3%	425	9.5%
Japan	Earthquake	165	3.7%	248	5.5%	379	8.5%
Japan	Windstorm	60	1.3%	96	2.1%	139	3.1%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at July 1, 2018. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net income available to common shareholders	$92,858	$85,030	$155,406	$90,045

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	83,539	84,141	83,431	85,076
Dilutive share equivalents:
Share-based compensation plans	445	370	422	571
Weighted average shares outstanding - diluted	83,984	84,511	83,853	85,647

EARNINGS PER COMMON SHARE
Basic	$1.11	$1.01	$1.86	$1.06
Diluted	$1.11	$1.01	$1.85	$1.05

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q2 2016

Net income (loss) available to common shareholders	$92,858	$62,546	$(38,081)	$(467,740)	$85,030	$119,491

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,518	83,161	83,157	83,203	85,170	92,903
Shares issued and treasury share reissued	64	506	8	5	37	88
Shares repurchased for treasury	(26)	(149)	(4)	(51)	(2,004)	(2,337)
Common shares - at end of period	83,556	83,518	83,161	83,157	83,203	90,654

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	83,539	83,322	83,160	83,305	84,141	91,926
Dilutive share equivalents:
Stock compensation plans [a]	445	399	—	—	370	632
Weighted average shares outstanding - diluted	83,984	83,721	83,160	83,305	84,511	92,558

EARNINGS (LOSS) PER COMMON SHARE
Basic	$1.11	$0.75	($0.46)	($5.61)	$1.01	$1.30
Diluted	$1.11	$0.75	($0.46)	($5.61)	$1.01	$1.29

[a] Due to the net loss incurred in the three months ended December 31, 2017 and September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At June 30, 2018

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$55.62

Book value per common share	$4,478,005	83,556	$53.59

Dilutive securities: [b]
Restricted units		1,790	(1.12)
Diluted book value per common share	$4,478,005	85,346	$52.47

	At December 31, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$50.26

Book value per common share	$4,566,264	83,161	$54.91

Dilutive securities: [b]
Restricted units		1,584	(1.03)
Diluted book value per common share	$4,566,264	84,745	$53.88

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding.

[b]	Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
OPERATING INCOME

OPERATING INCOME	Quarter ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income available to common shareholders	$92,858	$85,030	$155,406	$90,045
Adjustment for:
Net investment losses	45,093	4,392	59,923	29,443
Associated tax impact	(4,531)	58	(3,388)	(764)
Foreign exchange losses (gains)	(44,099)	36,118	(6,239)	57,583
Associated tax impact	779	(61)	(3,555)	197
Reorganization expenses	18,772	—	31,825	—
Associated tax impact	(2,556)	—	(5,027)	—
Bargain purchase gain	—	(15,044)	—	(15,044)
Associated tax impact	—	—	—	—
Operating income	$106,316	$110,493	$228,945	$161,460

Earnings per common share - diluted	$1.11	$1.01	$1.85	$1.05
Adjustment for:
Net investment losses	0.54	0.05	0.73	0.34
Associated tax impact	(0.05)	—	(0.05)	—
Foreign exchange losses (gains)	(0.53)	0.43	(0.08)	0.67
Associated tax impact	0.01	—	(0.04)	0.01
Reorganization expenses	0.22	—	0.38	—
Associated tax impact	(0.03)	—	(0.06)	—
Bargain purchase gain	—	(0.18)	—	(0.18)
Associated tax impact	—	—	—	—
Operating income per common share - diluted	$1.27	$1.31	$2.73	$1.89

Weighted average common shares and common share equivalents - diluted	83,984	84,511	83,853	85,647

Average common shareholders' equity	$4,483,700	$5,110,993	$4,522,135	$5,131,996

Annualized return on average common equity	8.3%	6.7%	6.9%	3.5%

Operating return on average common equity	9.5%	8.6%	10.1%	6.3%

AXIS Capital Holdings Limited
EX-PGAAP OPERATING INCOME [a]

OPERATING INCOME	Quarter ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income available to common shareholders	$92,858	$85,030	$155,406	$90,045
Adjustment for:
Net investment losses	45,093	4,392	59,923	29,443
Associated tax impact	(4,531)	58	(3,388)	(764)
Foreign exchange losses (gains)	(44,099)	36,118	(6,239)	57,583
Associated tax impact	779	(61)	(3,555)	197
Reorganization expenses	18,772	—	31,825	—
Associated tax impact	(2,556)	—	(5,027)	—
Bargain purchase gain	—	(15,044)	—	(15,044)
Associated tax impact	—	—	—	—
Operating income	$106,316	$110,493	$228,945	$161,460
Adjustment for:
Amortization of value of business acquired and intangible assets	$43,260	$—	$89,519	$—
Associated tax impact	2,366	—	2,366	—
Amortization of acquisition cost	(39,640)	—	(80,090)	—
Associated tax impact	7,532	—	15,217	—
Ex-PGAAP operating income per common share - diluted [a]	$119,833	$110,493	$255,957	$161,460

Earnings per common share - diluted	$1.11	$1.01	$1.85	$1.05
Adjustment for:
Net investment losses	0.54	0.05	0.73	0.34
Associated tax impact	(0.05)	—	(0.05)	—
Foreign exchange losses (gains)	(0.53)	0.43	(0.08)	0.67
Associated tax impact	0.01	—	(0.04)	0.01
Reorganization expenses	0.22	—	0.38	—
Associated tax impact	(0.03)	—	(0.06)	—
Bargain purchase gain	—	(0.18)	—	(0.18)
Associated tax impact	—	—	—	—
Operating income per common share - diluted	$1.27	$1.31	$2.73	$1.89
Adjustment for:
Amortization of value of business acquired and intangible assets	$0.67	$—	$1.35	$—
Associated tax impact	(0.13)	—	(0.25)	—
Amortization of acquisition cost	(0.47)	—	(0.96)	—
Associated tax impact	0.09	—	0.19	—
Ex-PGAAP operating income per common share - diluted [a]	$1.43	$1.31	$3.05	$—

Weighted average common shares and common share equivalents - diluted	83,984	84,511	83,853	85,647

Average common shareholders' equity	$4,483,700	$5,110,993	$4,522,135	$5,131,996

Annualized return on average common equity	8.3%	6.7%	6.9%	3.5%

Operating return on average common equity	9.5%	8.6%	10.1%	6.3%

Ex-PGAAP operating return on average common equity [a]	10.7%	nm	11.3%	nm

[a]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per common share - diluted and ex-PGAAP operating return on average common equity are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, diluted earnings per common share and annualized return on average common equity ("ROACE"), respectively) are provided in the table above, and a discussion of the rationale for the presentation of these items are also provided in this document.

AXIS Capital Holdings Limited
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of VOBA in the Consolidated Statement of Operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is also provided in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2016
Common shareholders' equity	$4,478,005	$4,489,395	$4,566,264	$4,679,699	$5,117,695	$5,339,183
Less: goodwill	(102,003)	(102,004)	(102,003)	(48,969)	(47,148)	(47,148)
Less: intangible assets	(250,541)	(253,808)	(257,987)	(38,237)	(39,072)	(38,806)
Associated tax impact	45,123	45,524	46,377	14,386	14,081	12,468
Tangible common shareholders' equity	$4,170,584	$4,179,107	$4,252,651	$4,606,879	$5,045,556	$5,265,697

Outstanding diluted common shares, net of treasury shares	85,346	85,392	84,745	84,575	84,655	92,667

Diluted book value per common share	$52.47	$52.57	$53.88	$55.33	$60.45	$57.62

Diluted tangible book value per common share	$48.87	$48.94	$50.18	$54.47	$59.60	$56.82

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), diluted tangible book value per common share and pre-tax total return on cash and investments excluding foreign exchange movements, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this financial measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP measure, is included in the ''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year to date'' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeded the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, this revenue is excluded from consolidated underwriting income (loss).

Foreign exchange (losses) gains in our Consolidated Statement of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year to date'' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results without consideration of after-tax net investment gains (losses), foreign exchange (losses) gains, and transaction and reorganization expenses and bargain purchase gain.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income (loss) and foreign exchange (losses) gains realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.
Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and are not representative of underlying business performance.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process therefore, these expenses are excluded from consolidated underwriting income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeded the fair value of consideration transferred and is not indicative of future revenues of the company,therefore, this revenue is excluded from consolidated underwriting income (loss).

Certain users of our financial statements evaluate performance excluding after-tax net investment gains (losses), foreign exchange (losses) gains, and transaction and reorganization expenses and bargain purchase gain to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of net investment gains (losses), foreign exchange (losses) gains, and transaction and reorganization expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP measure, is presented in the "Operating Income" section in this document.

Diluted Tangible Book Value per Common Share
Tangible book value is defined as common shareholders' equity excluding goodwill, intangible assets, and associated tax impact. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the "Diluted Tangible Book Value per Common Share'"section of this document.

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Non-GAAP Financial Measures
We present pre-tax total return on cash and investments excluding foreign exchange movements, which measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by our average cash and investment balances which is derived from pre-tax total return on cash and investments and reconciled to the most comparable GAAP financial measure in the "Financial Highlights" section of this document". We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

We also present operating income (loss) per diluted common share and annualized operating return on average common equity ("annualized operating ROACE"), which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measure in the "Operating Income" section of this document.

Ex-PGAAP operating income (loss) and ex-PGAAP operating ROACE
Ex-PGAAP operating income (loss) represents operating income (loss) adjusted for amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax associated with Novae's balance sheet at October 2, 2017. We present annualized operating return on average common equity adjusted for these purchase accounting impacts ("ex- PGAAP operating ROACE") in this document, which is derived from the ex-PGAAP operating income (loss) measure. Ex-PGAAP operating ROACE is calculated by dividing ex-PGAAP operating income (loss) by weighted average common shares and common share equivalents - diluted. The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is also provided in the Non-GAAP Financial Measures Reconciliation in this document. We believe the presentation of ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.